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                                   EXHIBIT 23
                         CONSENT OF ARTHUR ANDERSEN LLP



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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000 (except for Note 14 of Notes to Consolidated Financial Statements as to which the date is March 1, 2000) on the consolidated financial statements of Connecticut Bankshares, M.H.C. and subsidiary included in Connecticut Bancshares, Inc.'s Form 10-K for the year ended December 31, 1999.


/s/ Arthur Andersen LLP


Hartford, Connecticut
November 28, 2000